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Exhibit 16.1

Clifton Gunderson LLP
Certified Public Accountants

December 22, 2008

Securities and Exchange Commission
Washington, DC 20549

        We have read the statements that we understand Bridgepoint Education Inc. will include under the section titled Change in Accountants of its Form S-1 for December 22, 2008, and we agree with such statements concerning our Firm.

/s/ CLIFTON GUNDERSON LLP Clifton Gunderson LLP

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  Exhibit 16.1